                                                                   Exhibit 99.3

                    HARVARD BIOSCIENCE, INC. AND SUBSIDIARIES
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the consolidated financial position and the results of operations for future periods or the results that actually would have been realized had the Company and Union Biometrica, Inc (Union Biometrica) been a consolidated company during the specified periods.

The following unaudited pro forma condensed combined financial statements are based on the respective audited and unaudited historical consolidated financial statements and the notes thereto of the Company and Union Biometrica after giving effect to the acquisition of Union Biometrica using the purchase method of accounting and the assumptions and adjustments described below. The purchase price was allocated to the estimated fair value of the assets acquired and liabilities assumed. The purchase price allocation is based on an independent appraisal and management estimates. The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 and three months ended March 31, 2001 assumes the merger occurred on January 1, 2000. The unaudited pro forma condensed combined balance sheet at March 31, 2001 assumes the merger occurred on March 31, 2001.

The pro forma adjustments were based upon available information and upon certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements that Harvard Bioscience's management believes are reasonable in the circumstances. In accordance with generally accepted accounting principals, the amount allocated to in-process technology will be expensed in the quarter in which the merger was consummated. The in-process research and development ("IPR&D") adjustment has been excluded from the unaudited pro forma condensed combined statements of operations because it is a material, non-recurring charge. The effects of the IPR&D expense have been included in retained earnings in the March 31, 2001 unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the consolidated financial statements and accompanying notes thereto of Harvard Bioscience, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000.

     UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT MARCH 31, 2001
                      (in thousands except per share data)

                                                           HARVARD           UNION         PRO FORMA       PRO FORMA
                                                          BIOSCIENCE      BIOMETRICA       ADJUSTMENTS     COMBINED
Current assets:
  Cash and cash equivalents                               $  42,388       $     489         $(7,500) (B)  $  35,377
  Trade accounts receivable, net                              4,204             210                           4,414
  Other receivables and other assets                          1,253             111                           1,364
  Inventories                                                 3,780             314                           4,094
  Catalog costs                                                 422                                             422
  Prepaid Expenses                                              467                                             467
  Income tax receivable                                         513                                             513
                                                          ---------       ---------       ---------       ---------
         Total current assets                                53,027           1,124          (7,500)         46,651
                                                          ---------       ---------       ---------       ---------
Property, plant and equipment, net                            1,891             200                           2,091
                                                          ---------       ---------                       ---------
Other assets:
  Catalog costs, less current portion                            69                                              69
  Deferred tax asset                                             58                                              58
  Goodwill and other intangibles                              9,149                          12,696  (B)     21,845
  Other assets                                                  425             105                             530
                                                          ---------       ---------       ---------       ---------
         Total other assets                                   9,701             105          12,696          22,502
                                                          ---------       ---------       ---------       ---------
                                                          $  64,619       $   1,429         $ 5,196       $  71,244
                                                          =========       =========       =========       =========
Current liabilities:
  Current installment of long-term debt                   $       6                                       $       6
  Trade accounts payable                                      2,388       $     551                           2,939
  Accrued income taxes payable                                1,140                                           1,140
  Accrued expenses                                              862                         $   450  (B)      1,312
  Other liabilities                                             202              14                             216
  Deferred revenue                                                              970                             970
                                                          ---------       ---------       ---------       ---------
         Total current liabilities                            4,598           1,535             450           6,583
                                                          ---------       ---------       ---------       ---------
Deferred income tax liability                                   105                                             105
                                                          ---------                                       ---------
         Total long-term liabilities                            105                                             105
                                                          ---------                                       ---------
Series A Convertible Redeemable
   Preferred Stock                                                            1,884          (1,884) (B)         --

Stockholders' equity:
Common stock                                                    304               4               2  (B)        310
Accumulated other comprehensive loss                           (983)             --              --  (B)       (983)
Additional paid-in capital                                  140,998              40           9,882  (B)    150,920
Warrants                                                                         20             (20) (B)         --
Accumulated deficit                                         (78,108)         (2,046)         (3,242) (B)    (83,396)
Notes receivable                                             (1,627)                                         (1,627)
Treasury stock                                                 (668)             (8)              8  (B)       (668)
                                                          ---------       ---------       ---------       ---------
         Total stockholders equity                           59,916          (1,990)          6,630          64,556
                                                          ---------       ---------       ---------       ---------
                                                          $  64,619       $   1,429         $ 5,196       $  71,244
                                                          =========       =========       =========       =========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED PRO FORMA
                   CONDENSED COMBINED FINANCIAL STATEMENTS.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                      (in thousands except per share data)

                                                        HARVARD            UNION           PRO FORMA
                                                       BIOSCIENCE        BIOMETRICA        ADJUSTMENTS      COMBINED
Revenue                                                 $ 30,575           $2,398                          $32,973
Costs and expenses
  Cost of revenue                                         16,097              473                           16,570
  Research and development                                 1,533            1,459                            2,992
  Marketing, general and
    administrative                                         8,367            1,251                            9,618
  Stock compensation expense                              14,411                7                           14,418
  Amortization of goodwill
     and other intangibles                                   604               --         $  1,183 (A)       1,787
                                                        --------         --------         --------         -------
Total costs and expenses                                  41,012            3,190            1,183          45,385
                                                        --------         --------         --------         -------
Operating loss                                           (10,437)            (792)          (1,183)        (12,412)
                                                        --------         --------         --------        --------
Other (expense) income:
  Common stock warrant
    interest expense                                     (36,885)              --                           (36,885)
  Other, net                                              (1,188)              27                            (1,161)
                                                        --------         --------         --------        ---------
Total other (expense) income:                            (38,073)              27               --          (38,046)
                                                        --------         --------         --------        ---------
     Loss before income taxes                            (48,510)            (765)          (1,183)         (50,458)
Income taxes                                               1,360               --               --            1,360
Accretion of offering costs and dividends on
  preferred stock                                           (136)            (113)             113  (D)        (136)
                                                        --------         --------         --------        ---------
Net loss available to
  common shareholders                                   $(50,006)        $   (878)        $ (1,070)       $ (51,954)
                                                        ========         ========         ========        =========
Loss per share
  Basic                                                 $  (6.25)                                             (6.00)
                                                        ========                                           ========
Weighted average shares
  Basic                                                    8,005                                              8,664
                                                        ========                                           ========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
                      (in thousands except per share data)

                                                           HARVARD          UNION             PRO FORMA         PRO FORMA
                                                         BIOSCIENCE       BIOMETRICA        ADJUSTMENTS         COMBINED
Revenue                                                 $  8,607         $   788            $     --            $  9,395
     Costs and expenses
       Cost of revenue                                     4,354             534                  --               4,888
       Research and development                              430             469                                     899
       Marketing, general and
         administrative                                    2,360             650                                   3,010
       Stock compensation expense                            761              --                                     761
       Amortization of goodwill
         and other intangibles                               184              --                 296 (A)             480
                                                        --------        --------            --------            --------
     Total costs and expenses                              8,089           1,653                 296              10,038
                                                        --------        --------            --------            --------
     Operating income (loss)                                 518            (865)               (296)               (643)

     Other income, net                                       344              14                  --                 358
                                                        --------        --------            --------            --------
          Income (Loss) before income taxes                  862            (851)               (296)               (285)

     Income taxes                                            590              --                  --                 590
                                                        --------        --------            --------            --------
     Net income (loss)                                  $    272            (851)               (296)               (875)

     Accretion of offering costs
       and dividends on preferred
        stock                                                 --             (45)                 45   (D)            --
                                                        --------        --------            --------            --------
     Net income (loss) available
       to common shareholders                           $    272        $   (896)           $   (251)           $   (875)
                                                        ========        ========            ========            ========
     (Loss) per share
       Basic                                            $   0.01                                                $  (0.03)
                                                        ========                                                ========
       Diluted                                          $   0.01                                                $  (0.03)
                                                        ========                                                ========
     Weighted average shares
       Basic                                              25,214                                                  25,873
                                                        ========                                                ========
       Diluted                                            25,633                                                  25,873
                                                        ========                                                ========

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     NOTE 1.  BASIS OF PRESENTATION

     On May 31, 2001, Harvard Bioscience, Inc. and Subsidiaries, (the "Company") acquired all of the outstanding common and preferred shares of Union Biometrica. Union Biometrica develops, manufactures and markets instruments that enable high throughput analysis and sorting of model organisms used in drug discovery research. The transaction was accounted for using the purchase method of accounting. The total purchase price of approximately $17.4 million, net of cash acquired of $562,000, included 659,282 common shares and 263,202 options with an estimated fair value of $10 million.

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 and the three months ended March 31, 2001 give effect to the acquisition as if the transaction had occurred as of January 1, 2000. The unaudited pro forma condensed combined balance sheet give effect to the acquisition as if the transaction had occurred on March 31, 2001. The allocation of purchase price is based on an independent appraisal and management estimates. Below is a table of the purchase price allocation net of cash acquired of $562,000, in millions:

         Current Assets...........................................   $   0.5
         Property, Plant & Equipment..............................       0.2
         Purchased Intangibles....................................      10.1
         In Process Research & Development........................       5.3
         Goodwill.................................................       3.7
         Other Assets.............................................       0.1
         Current Liabilities......................................      (2.5)
                                                                       ------
                                                                       $ 17.4
                                                                       ======

     NOTE 2.  PRO FORMA ADJUSTMENTS

     The proforma adjustments are based on an allocation of purchase price to the assets acquired and liabilities assumed.

     (A) Adjustments have been included to record amortization of purchased intangibles and goodwill in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2000 and the three months ended March 31, 2001 in the amounts of $1,183,000 and $296,000 respectively. The fair value amounts and amortization periods for the acquired intangible assets are as follows in thousands:

                                     AMOUNT
                              (IN THOUSANDS)                 PERIOD

     Goodwill                               $ 3,671          15 years
     Workforce in Place                       1,370          15 years
     Acquired Technologies                    7,967          10 years
     Trademark                                  760          15 years
                                          ---------
                                            $13,768
                                          =========

     (B) Adjustment to reflect the common stock issued in connection with the acquisition of Union Biometrica and the allocation of the purchase price to the net assets acquired and liabilities assumed. In addition, it reflects the accrual of acquisition costs of $450,000 and the effects of IPR&D expense of $5,288,000 included in accumulated deficit, see (C).

     (C) As required by Article 11 of Regulation S-X, the unaudited pro forma condensed combined statement of operations excludes material non-recurring charges that result directly from the merger and that will be recorded within twelve months of the merger. In process research and development expense of $5,288,000 related directly to the merger was not included in the unaudited pro forma combined condensed statements of operations.

     (D) Adjustment to eliminate accretion of offering costs and dividends on Union Biometrica's preferred stock.

     NOTE 3.  PRO FORMA NET LOSS PER SHARE

     The unaudited basic and diluted net loss per share is based on the weighted average number of Harvard Bioscience common shares outstanding prior to the merger plus the number of shares of Harvard Bioscience common stock issued upon the closing of the merger to existing security holders. Shares issuable under the Harvard Bioscience and Union Biometrica option incentive plan are not included in the determination of weighted average shares as they are antidilutive.